EXHIBIT 10.11

COMMISSION AGREEMENT AND RELEASE

          This COMMISSION AGREEMENT AND RELEASE (the “Agreement”) has been made and entered into as of the _12th_ day of _December_, 2006 by and between CORUS BANK, N.A. (“Company”) and MICHAEL STEIN (“Executive” or “Mr. Stein”).

WITNESSETH:

          WHEREAS, the Company has heretofore established the Corus Bank Commission Program for Commercial Loan Officers (the “Commission Program” or the “Program”); and

          WHEREAS, the undersigned executive officer, Michael Stein, has been a participant in the Program;

          WHEREAS, Section 21 of the Program provides that “Management reserves the right to modify or cancel this Commission Program at any time for any officer or all officers in its sole discretion; and

          WHEREAS, the Company and the Executive have determined that, with respect to loans originated after October 31, 2005, the Executive will no longer participate in the Plan;

          WHEREAS, the parties hereto desire to set forth their respective rights and obligations in respect of the modification of the Commission Program with respect to Mr. Stein;

          NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, the parties, intending to be legally bound, agree as follows:

1.	Payments to Executive. Executive and Company hereby agree to the following payments subject to the terms and conditions of this Agreement:

(a)

Executive shall be deemed to have ceased participation in the Program, effective January 1, 2006, with respect to loans originated after October 31, 2005 and shall receive no Commissions, nor share in any losses incurred with respect to such loans;

(b)

Executive shall continue to participate in the Program and earn Commissions on loans originated prior to November 1, 2005 with respect to which Executive satisfied all Program conditions for receiving such Commissions, provided that such amounts shall be subject to all Holdback rules and reduction for losses all as described in the Program, including without limitation, Sections 8, 12, and 13.

(c)

In consideration of the Company’s relieving the Executive from his risk arising under the Program from loss sharing (described in section 8 of the Program) on loans originated after October 31, 2005, Executive acknowledges and agrees that Executive shall have no claim to any Commissions on those same loans.

2.	Release of Claims.

(a)

Executive agrees, in consideration of the elimination of the risk of loss sharing set forth in Section 1 to which Executive agrees he is not otherwise entitled without signing the Agreement, to release and discharge the Company from any and all claims or causes of action arising out of the Executive’s cessation of participation in the Commission Program from November 1, 2005, and onward, as described above, or arising out of the cancellation of wages, salary, bonuses or benefits of any kind or nature as a result of such cessation.

(b)

Executive acknowledges that he may have claims that he may not have discovered that would be released by the preceding clause (a). Executive acknowledges that he fully intends to release any and all such unknown or suspected claims, provided that they fall within the scope of the preceding clause (a).

(c)

Company agrees, in consideration of the elimination of compensation as described above, to release and discharge Executive from any and all claims or causes of action arising out of loans originated from November 1, 2005, and onward, or arising out of losses of any nature whatsoever caused by such loans.

(d)

Company acknowledges that it may have claims that it may not have discovered that would be released by the preceding clause (c). Company acknowledges that it fully intends to release any and all such unknown or suspected claims, provided that they fall within the scope of the preceding clause (c).

3.	Effective Date. This Agreement is only valid if signed by Executive as provided below.

(a)

Executive acknowledges that Company has provided him with a reasonable amount of time from the date upon which this Agreement is delivered to him within which to consider the terms and effect of this Agreement. Executive voluntarily waives any right he may have, prior to signing this Agreement, to additional time with which to consider the Agreement.

(b)	Company hereby advises Executive to consult with an attorney prior to signing this Agreement.

(c)	Executive has three (3) days following the date he signs this Agreement during which to revoke it, by notifying in writing Robert Glickman at 3959 N. Lincoln Ave., Chicago, IL 60613 (773)832-3456.

4.	General.

(a)

This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, if any, with respect hereto and cannot be modified, amended, waived or terminated, in whole or in part, except in writing signed by the party to be charged.

(b)

The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provisions in any other jurisdiction, or any other clause or provision of this Agreement in any other jurisdiction.

(c)	This Agreement shall be governed by the laws of the State of Illinois without giving effect to principles of conflicts of laws.

EXECUTIVE HEREBY ACKNOWLEDGES THAT, BEFORE ENTERING INTO THIS AGREEMENT, HE HAS RECEIVED A REASONABLE PERIOD OF TIME WITHIN WHICH TO CONSIDER ALL OF THE PROVISIONS CONTAINED IN THIS AGREEMENT, THAT HE HAS FULLY READ AND UNDERSTANDS ALL OF THE TERMS, CONTENTS, CONDITIONS AND EFFECTS OF ALL PROVISIONS OF THIS AGREEMENT, THAT NO PROVISION OR REPRESENTATION OF ANY KIND HAS BEEN MADE, EXCEPT THOSE EXPRESSLY STATED IN THIS AGREEMENT, AND THAT HE ENTERS INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.  EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS BEEN ENCOURAGED TO CONSULT WITH AN ATTORNEY OF HIS OWN CHOOSING CONCERNING ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties hereof have executed this Agreement.

CORUS BANK, N.A.

By:	/s/ Robert J. Glickman

Name:	Robert J. Glickman
Title:	President & CEO

/s/ Michael G. Stein

Michael G. Stein

Date 12/12/06

STATE OF _Illinois_______)

                                               )          ss:

COUNTY OF _Cook______)

          On _December 12, 2006, before me personally came Robert J. Glickman and Michael G. Stein to me known and known to me to be the individual described in, and who executed, the foregoing Agreement, and duly acknowledged to me that he executed the same.

/s/ Karen A. Van Paassen

Notary Public